Filed pursuant to Rule 424(b)(3)
	Registration Nos. 333-132370 and 333-132370-01

	Title of each class of securities offered:
	Retail Medium-Term Notes, Series F

	Maximum aggregate offering price:  USD 10,000,000.00
	Amount of registration fee:        USD 1,070.00

	Pricing Supplement No.             f06-0425
	Pricing Supplement Dated:          April 25, 2006
	(To Prospectus Supplement Dated April 13, 2006
	and Prospectus Dated March 10, 2006)

	Citigroup Funding Inc.
	Retail Medium-Term Notes, Series F
	Payments Due from Citigroup Funding Inc.
	Fully and Unconditionally Guaranteed by Citigroup Inc.

	Trade Date:                        April 25, 2006
	Issue Date:                        April 28, 2006
	Settlement Date:                   April 28, 2006
	Following Business Day Convention

	Form of Note:                      Global/Book-Entry Only
	Calculation Agent:                 Citibank
	Minimum Denominations/Increments:  $1,000

	Purchasing Agent: Citigroup, acting as principal

	--------------------------------------------------------------

	CUSIP:                             1730T3AP8
	Aggregate Principal Amount:        USD 10,000,000.00
	Price to Public:                   100%
	Concession:                        3.37%
	Net Proceeds to Issuer:            USD 9,663,000.00
	Interest Rate (per annum):         6.0500%
	Coupon Type:                       FIXED
	Interest Payment Frequency:        Monthly
	First Interest Payment Date:       May 28, 2006
	Maturity Date:                     April 28, 2031
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 Yes

	Redemption Information:            Subject to redemption
	at the option of Citigroup Funding Inc., in whole or in part, on Interest Payment Dates, beginning April 28, 2011, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.